Exhibit 10.11

PROMISSORY NOTE

NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS PROMISSORY NOTE (THIS “NOTE”) AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT SUBORDINATION AGREEMENT (AS DEFINED BELOW). ANY HOLDER OF THIS NOTE ACKNOWLEDGES THAT THE OBLIGATIONS HEREUNDER ARE SUBORDINATE TO THE LOANS, DEBT AND OTHER OBLIGATIONS UNDER THE LOAN DOCUMENTS (AS DEFINED BELOW) AS SET FORTH IN THE SUBORDINATION AGREEMENT, THAT THE SENIOR LENDER IS AN EXPRESS THIRD PARTY BENEFICIARY OF SECTION 12 HEREOF, THAT THE RIGHTS AND REMEDIES OF ANY HOLDERS ARE EXPRESSLY LIMITED BY THE PROVISIONS OF THIS NOTE AND THE SUBORDINATION AGREEMENT AND THAT THIS NOTE MAY NOT BE AMENDED, MODIFIED OR RESTATED WITHOUT THE PRIOR WRITTEN CONSENT OF THE SENIOR LENDER.

$25,000,000 October 11, 2022 (the “Issue Date”)

FOR VALUE RECEIVED (which shall include, but not be limited to, the assignment by each Minority Member of 1 Common Unit pursuant to that certain Assignment of Membership Interests of even date herewith (such assignment of membership interests, the “Assignment”)) on and from the Note Effective Date, TERRASCEND NJ LLC, a New Jersey limited liability company (“Borrower”), hereby promises to pay BWH NJ LLC, a New Jersey limited liability company and BLUE MARBLE VENTURES LLC, a New Jersey limited liability company (each a “Minority Member” and together, the “Minority Members” or “Lender”), in lawful money of the United States of America and/or pursuant to a Canadian Parent Share Issuance, the principal sum equal to Twenty Five Million Dollars ($25,000,000) (the “Loan”) due and payable on the Trigger Date and in the manner set forth below.

1.
Principal Repayment. The outstanding principal amount of the Loan shall be due and payable on the Trigger Date. The Borrower shall not have any right to prepay this Note, in whole or in part, except as expressly permitted by the Subordination Agreement.

2.
Place of Payment. All amounts payable hereunder shall be payable at the office of Lender, unless another place of payment shall be specified in writing by Lender.

3.
Application of Payments. Payment on this Note shall be made to each Minority Member pro rata to their membership interest in Borrower at the time of such payment. Notwithstanding anything to the contrary in this Note, the parties to this Note acknowledge that in no event shall the aggregate amount payable by Borrower under this Note exceed Twenty Five Million Dollars ($25,000,000).

4.
Repayment of Loan. All outstanding principal with respect to the Note (such amount the “Final Payment Amount”) shall be due and payable on the Trigger Date, provided that no cash payment of the Final Payment Amount shall be made or accepted in accordance with the Subordination Agreement unless and until a Senior Loan Payment in Full occurs; provided that, to the extent the Final Payment Amount is not satisfied in full following a Senior Loan Payment in Full (as defined in the Subordination Agreement) (such amount repaid, the “Repaid Amount”), an amount equal to the difference between the Final Payment Amount and the Repaid Amount (such amount, the “Unpaid Amount”) shall be deemed to be satisfied and

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repaid in full upon the Canadian Parent Share Issuance.

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5.
Representations and Warranties. Borrower and Canadian Parent represent and warrant to Lender as follows:

(a)
Borrower is duly organized and validly existing in good standing under the laws of New

Jersey;

(b)
Each of Borrower and Canadian Parent has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder;

(c)
The execution and delivery of this Note by Borrower and Canadian Parent and the performance of their respective obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws;

(d)
No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental entity or any other person is required in order for Borrower or Canadian Parent to execute, deliver, or perform any of its obligations under this Note;

(e)
The execution and delivery of this Note and the consummation by Borrower and Canadian Parent of the transactions contemplated hereby and thereby do not and will not violate any provision of Borrower’s or Canadian Parent’s organizational documents; and

(f)
This Note is a valid, legal and binding obligation of Borrower and Canadian Parent, enforceable against Borrower and Canadian Parent in accordance with its terms.

9.
Waiver. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses.

The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

10.
Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.
Successors and Assigns. The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

12.
Subordination and Third Party Beneficiary Provisions. Anything contained in this Note to the contrary notwithstanding, the maker and payee of this Note each acknowledge and agree that so long as that certain Subordination and Intercreditor Agreement, dated as of the date hereof, made by Pelorus Fund REIT, LLC (together with its successors and/or assigns, “Senior Lender”), Minority Members, and Borrower (as the same may be assigned, extended, amended, consolidated, split and severed from time to time, the “Subordination Agreement”) has not been terminated, the indebtedness evidenced by this Note shall be subject to the terms and provisions of the Subordination Agreement and the rights of the other parties thereto. This Note may not be repaid, prepaid, amended, modified, restated or supplemented in a manner in violation of the Subordination Agreement. This Note and amounts hereunder shall only be prepaid or repaid in accordance with Sections 1, 4 and 13 hereof. Furthermore, this Note, including this Section 12, may not be amended, modified, supplemented or otherwise restated without the prior written consent of the Senior Lender under the Subordination Agreement. Senior Lender is an express third-party beneficiary of this Section 12.

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13.
Share Issuance. If for any reason Borrower fails to repay the Loan in full within 90 days following the Trigger Date, Canadian Parent agrees to immediately effectuate the Canadian Parent Share Issuance and, the “Unpaid Amount” for the purposes of this Section 13, shall be an amount equal to the difference between (x) the outstanding principal amount with respect to the Note and (y) any amount recovered by the Minority Members following a foreclosure of the NJ Mortgage as of such date, provided that, such amount shall not, in any event exceed $25,000,000; and provided further, that nothing herein shall obligate the Minority Members to foreclose on the NJ Mortgage as a condition precedent to the Canadian Parent Share Issuance.

14.
Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Canadian Parent Share Issuance” shall mean the issuance by TerrAscend Corp., an Ontario corporation (the “Canadian Parent”), of shares of its common stock (the “Common Shares”) to Minority Members in satisfaction of any Unpaid Amount. The number of shares to be so issued shall be determined by dividing the Unpaid Amount by the average closing price of the Common Shares on the OTCQX (or any other stock exchange on which the Common Shares are then solely or primarily traded) on the five trading days immediately following the date of the Canadian Parent Share Issuance. The Canadian Parent Share Issuance shall be made pursuant to a stock issuance agreement in customary form to be negotiated in good faith by the parties and entered into prior to the Canadian Parent Share Issuance. Canadian Parent has agreed to undertake any and all steps to accomplish the registration of the Common Shares so that all Common Shares issued hereunder shall be fully registered and freely tradeable by Minority Members, without restriction of any kind. Notwithstanding anything to the contrary set forth herein, in no event shall the number of shares issued in the Canadian Parent Share Issuance exceed 19.99% of the total outstanding Common Shares of the Canadian Parent, based on the number of Common Shares outstanding on the date of the Canadian Parent Share Issuance, unless approved by the shareholders of the Canadian Parent.

“Loan Agreement” shall mean that certain Loan Agreement dated as of October 11, 2022, by and between TerrAscend NJ LLC, a New Jersey limited liability company, HMS Hagerstown, LLC, a Delaware limited liability company, HMS Processing, LLC, a Maryland limited liability company, HMS Health, LLC, a Maryland limited liability company (each as a “Borrower”), TerrAscend Corp., an Ontario corporation, TerrAscend USA, Inc., a Delaware corporation, Well and Good Inc., a Delaware corporation, and WDB Holding MD, Inc., a Maryland corporation (each as a “Guarantor”), and Senior Lender (as amended, modified, supplemented and/or amended and restated from time to time).

“Loan Agreement Event of Default” shall mean “Event of Default” as defined in the Loan Agreement.

“Loan Documents” shall have the meaning ascribed to that term in the Loan Agreement. “Majority Member” shall mean Well and Good Inc., a Delaware corporation.

“NJ Mortgage” shall mean that certain second priority mortgage executed and delivered by Borrower in favor of Minority Members in respect of (a) certain parcel of real property located at 130 Old Denville Road, Boonton, New Jersey 07005, and (b) that certain parcel of real property located at 55 South Main Street, Phillipsburg, New Jersey 08865, each as more particularly described in NJ Mortgage, and all appurtenances thereto.

“Note Effective Date” shall mean the date in which the following conditions are satisfied:

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(a)
Borrower shall deliver to Minority Members a duly executed NJ Mortgage to Minority Members;

(b)
the Subordination Agreement is duly executed by each of the parties thereto; and

(c)
an assignment of membership interests in respect of the Assignment is duly executed by the parties thereto.

“Trigger Date” shall mean the first date on which Senior Lender has either (i) accelerated the loan evidenced by the Loan Agreement or (ii) taken affirmative action to exercise its right under the Senior Mortgage to foreclose on (or to exercise a power of sale contained in) the Senior Mortgage (as defined in the Subordination Agreement) in respect of a Loan Agreement Event of Default that remains uncured following the expiration of any applicable grace or cure period.

[Signature page follows]

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IN WITNESS WHEREOF, Borrower and Parent have executed this Promissory Note as of the date first set forth above.

TERRASCEND NJ LLC,

a New Jersey limited liability company

By: /s/ Keith Stauffer

Name: Keith Stauffer Title: Authorized Officer

TERRASCEND CORP.,

an Ontario corporation

By: /s/ Keith Stauffer

Name: Keith Stauffer

Title: Chief Financial Officer